EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FOURTH QUARTER RESULTS
GAAP Diluted Net Loss of $(1.97) per Unit
Adjusted Diluted Net Income of $0.07 per Unit
Cash Distribution of $0.12 per Unit

New York, NY, February 10, 2012 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended December 31, 2011.

“The fourth quarter proved to be a difficult finish to a challenging 2011 for our firm,” said Peter S. Kraus, Chairman and Chief Executive Officer.  “The year was characterized by global market volatility, which caused risk aversion on the part of equity investors. While markets partially rebounded from prior lows in the fourth quarter, trading activity declined sharply.  With ongoing investment underperformance in our largest equity services, we experienced further client redemptions, and ended 2011 with lower assets and a decline in revenues.”

Financial Results	4Q 2011	3Q 2011	4Q 2011 vs 3Q 2011	4Q 2010	4Q 2011 vs 4 Q 2010
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$625	$642	(3%)	$778	(20%)

Operating (Loss) Income	$(540)	$78	n/m	$154	n/m

Operating Margin, excl. non-controlling interests	n/m	15.0%		18.8%

Adjusted basis: (1)

Net Revenues (2)	$528	$602	(12%)	$652	(19%)

Operating Income (3)	$37	$107	(65%)	$139	(74%)

Operating Margin	7.0%	17.7%		21.3%

AllianceBernstein Holding L.P.

GAAP Diluted Net (Loss) Income per Unit	$(1.97)	$0.26	n/m	$0.42	n/m

Distribution per Unit	$0.12	$0.26	(54%)	$0.42	(71%)

Adjusted Diluted Net Income per Unit (1)	$0.07	$0.30	(77%)	$0.40	(83%)

(1) See pages 8-11 for reconciliations of GAAP Financial Results to Adjusted Financial Results.
(2) Adjusted net revenues exclude investment gains and losses, and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude reimbursements of pass-through expenses (primarily through our transfer agent) that are recorded as fees in revenues.
(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) deferred compensation charges, (3) real estate charges, (4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

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Kraus continued: “Despite the many challenges we faced, I’m proud of the progress we made in our long-term strategy of improving investment performance, innovating with new client offerings, diversifying our business and addressing our cost structure. In fixed income, we extended our outperformance – more than 85% of our assets are in products that beat their benchmarks on a three-year basis – and attracted billions in net new assets. During the year we introduced a number of new products across our channels. Several, including an emerging markets debt and equity product and a Chinese currency-linked offering, have already earned industry awards for innovation and performed well since inception. We delivered on our goal to reduce volatility without sacrificing returns in Private Client portfolios with our Dynamic Asset Allocation strategy.  We recently partnered with our first client in Secure Retirement Strategies – a multi-insurer-backed guaranteed income product we were the first to introduce in the defined contribution industry. Our sell-side business grew and gained share in both Asia and Europe. And we have managed deferred compensation, operations servicing and real estate expenses in ways that position our firm for better financial results over the long term. Our achievements in 2011 attest to the strength and talent of our people and I appreciate the contribution of each and every one of them in such trying times.”

The firm’s cash distribution per unit is payable on March 8, 2012, to holders of record of AllianceBernstein Holding Units at the close of business on February 21, 2012.

Market Performance

The global markets continued to be volatile during the fourth quarter of 2011 amidst ongoing uncertainty in Europe. Ultimately, the S&P 500 returned 11.8% for the fourth quarter and 2.1% for the full year, and the MSCI World’s total return was 7.7% for the fourth quarter and (5.0)% for the full year.

Assets Under Management ($ Billions)

Total assets under management as of December 31, 2011 were $405.9 billion, up 1.0% from September 30, 2011, and down $72.1 billion, or 15.1%, compared to December 31, 2010.

	Institutions	Retail	Private Client	Total
Assets Under Management 12/31/11	$223.9	$112.6	$69.4	$405.9
Net Flows for Three Months Ended 12/31/11	$(7.9)	$(3.8)	$(1.5)	$(13.2)

Net outflows in the Institutions channel were $7.9 billion, compared to net outflows of $9.0 billion in the third quarter of 2011.  Institutions gross sales increased 165% sequentially from $2.3 billion to $6.1 billion during the fourth quarter of 2011. The pipeline of awarded but unfunded institutional mandates decreased from $7.0 billion to $4.3 billion at December 31, 2011, the result of several large Customized Retirement Strategies mandates funding during the quarter. The Retail channel experienced net outflows of $3.8 billion, compared to net outflows of $4.4 billion in the third quarter.  Retail gross sales decreased 3% sequentially from $7.3 billion to $7.1 billion during the fourth quarter.  In the Private Client channel, net outflows decreased 25% sequentially to $1.5 billion from the prior quarter’s $2.0 billion. Private Client gross sales were flat sequentially at $1.7 billion.

Fourth Quarter Financial Results: GAAP

Net revenues of $625 million declined 20% compared to the fourth quarter of 2010.  Lower base fees were the largest factor in the decline, driven both by lower overall assets and the fact that Private Client fees for the fourth quarter were based on third-quarter-end assets, which reflected significant market declines. Performance fees were lower as well. The Company had current quarter losses compared to prior-year quarter gains on seed money investments and lower gains on deferred compensation investments. Bernstein Research Services revenues were also down.  Sequentially, firm net revenues decreased 3% from the third quarter of 2011.  The most significant drivers of this decline were lower base advisory fees and a decline in Bernstein Research Services revenues, partially offset by current quarter gains on deferred compensation investments compared to prior quarter losses and higher performance fees.  Bernstein Research Services revenues declined 14% from the fourth quarter of 2010 and 22% from the third quarter of 2011, on extremely low global transaction volumes.

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During the quarter, the Company recorded a $587 million one-time, non-cash charge for all unrecognized deferred incentive compensation on outstanding awards from prior years. Operating expenses, including the charge, were $1.2 billion for the fourth quarter, a year-over-year increase of 87%.  In addition, the Company recorded 100% of the expense associated with its 2011 deferred incentive compensation awards of $159.9 million.  General and administrative costs also increased year-over-year, driven by higher professional fees and international transaction costs. These were partially offset by a decrease in promotion and servicing expense. Operating expenses increased by 107% sequentially, largely driven by the fourth quarter’s deferred incentive compensation non-cash charge. Promotion and servicing expenses were down 3% sequentially, due to lower distribution plan payments and lower trade execution and clearance fees in a time of depressed transaction volumes. G&A expenses excluding real estate charges increased 8% sequentially, primarily due to the absence of a prior quarter insurance settlement.

The Company reported an operating loss of $540 million for the fourth quarter of 2011 compared to operating income of $154 million and an operating margin of 18.8% for the fourth quarter of 2010.  Sequentially, the quarter’s operating loss compares to the third quarter’s operating income of $78 million and operating margin of 15.0%. The diluted net loss per Unit for the fourth quarter was $(1.97) compared to diluted net income per Unit of $0.42 for the fourth quarter of 2010 and $0.26 for the third quarter of 2011. The cash distribution per Unit for the publicly-traded partnership was $0.12 for the fourth quarter of 2011, and excludes the non-cash deferred incentive compensation charge recorded during the quarter as part of GAAP operating results.

Fourth Quarter Financial Results: As Adjusted

Adjusted net revenues of $528 million were down $124 million compared to the fourth quarter of 2010 and down $74 million sequentially.  The decrease from the fourth quarter of 2010 was due to lower base advisory fees on a lower asset base, as well as lower Bernstein Research Services revenues. The sequential decrease was also driven by these factors.

Adjusted operating income decreased $102 million, or 74%, from the fourth quarter of 2010, to $37 million, and the adjusted operating margin decreased to 7.0% from 21.3%.  Compared to the third quarter of 2011, adjusted operating income decreased 65% from $107 million and the adjusted operating margin decreased from 17.7%.  For both periods, the declines in operating income and margin were primarily due to lower revenues and an increase in the ratio of compensation expenses to revenues.  Adjusted diluted net income per Unit for the publicly-traded partnership decreased to $0.07 from $0.40 in the fourth quarter of 2010 and decreased from $0.30 sequentially.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes.  In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the third and fourth quarters of 2011, AllianceBernstein adopted a plan to repurchase Holding Units pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. During fourth quarter and full year 2011, AllianceBernstein purchased 5.8 million Holding Units and 13.5 million Holding Units for $75.2 million and $220.8 million, respectively. These amounts reflect open-market purchases of 3.5 million Holding Units and 11.1 million Holding Units for $47.9 million and $192.1 million, respectively, with the remainder primarily relating to employee tax withholding purchases, offset by Holding Units purchased by employees as part of a distribution reinvestment election.

Fourth Quarter 2011 Earnings Conference Call Information

Management will review fourth quarter 2011 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Friday, February 10, 2012. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer and Edward J. Farrell, Interim Chief Financial Officer and Controller.

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Parties may access the conference call by either webcast or telephone:

1. To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 42972366.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2011 financial and operating results on February 10, 2012.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week.  To access the audio replay, please call (855) 859-2056 from the U.S., or outside the U.S. call (404) 537-3406, and provide the conference ID #: 42972366.

Availability of 2011 Form 10-K

Unitholders may obtain a copy of our Form 10-K for the year ended December 31, 2011 in either electronic format or hard copy on www.alliancebernstein.com:

●
Download Electronic Copy: Unitholders with internet access can download an electronic version of the report by visiting www.alliancebernstein.com and clicking on “AllianceBernstein 2011 Form 10-K”.  The report is also accessible in the “Featured Documents” section of the “Investor & Media Relations” page at www.alliancebernstein.com/investorrelations.

●
Order Hard Copy Electronically or by Phone: Unitholders may also order a hard copy of the report, which is expected to be available for mailing in approximately eight weeks, free of charge.  Unitholders with internet access can follow the above instructions to order a hard copy electronically.  Unitholders without internet access, or who would prefer to order by phone, can call 800-227-4618.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2011.  Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our confidence that, despite the many challenges our firm experienced during 2011, the actions we are taking will position our firm for improved financial results over the long term:  Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may adversely affect our results of operations.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
Our intention to continue to engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At December 31, 2011, AllianceBernstein Holding L.P. owned approximately 37.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.4% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  December 31, 2011

	Three Months Ended		Twelve Months Ended
$ thousands, unaudited	12/31/11	12/31/10	12/31/11	12/31/10
Revenues:
Base fees	$415,907	$514,163	$1,899,863	$2,031,162
Performance fees	7,069	9,192	16,556	20,530
Bernstein research services	92,047	106,806	437,414	430,521
Distribution revenues	82,609	89,393	351,621	338,597
Dividend and interest income	6,523	9,039	21,499	22,902
Investment gains (losses)	(3,175)	21,754	(82,081)	(1,410)
Other revenues	24,402	28,047	107,569	109,803
Total revenues	625,382	778,394	2,752,441	2,952,105
Less: Interest expense	404	833	2,550	3,548
Net revenues	624,978	777,561	2,749,891	2,948,557
Expenses:
Employee compensation & benefits
Employee compensation & benefits	298,398	346,454	1,248,497	1,322,221
Deferred compensation charge	587,131	-	587,131	-
Promotion & servicing
Distribution-related payments	73,048	76,411	302,684	286,676
Amortization of deferred sales commissions	8,292	11,349	37,675	47,397
Other	52,621	53,023	217,598	192,096
General & administrative
General & administrative	139,567	130,604	533,578	516,185
Real estate charge	294	116	7,235	101,698
Interest on borrowings	630	623	2,545	2,078
Amortization of intangible assets	5,243	5,230	21,417	21,344
Total expenses	1,165,224	623,810	2,958,360	2,489,695

Operating (loss) income	(540,246)	153,751	(208,469)	458,862
Non-operating income	-	-	-	6,760
(Loss) Income before income taxes	(540,246)	153,751	(208,469)	465,622
Income taxes	(20,334)	9,359	3,098	38,523
Net (loss) income	(519,912)	144,392	(211,567)	427,099
Net (loss) income of consolidated entities attributable to non-controlling interests	(3,552)	7,873	(36,799)	(15,320)
Net (Loss) Income Attributable to AllianceBernstein Unitholders	$(516,360)	$136,519	$(174,768)	$442,419

Operating margin(1)	n/m	18.8%	n/m	16.1%

(1) Operating income excluding net (loss) income attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
$ thousands except per Unit amounts, unaudited	12/31/11	12/31/10	12/31/11	12/31/10
Equity in Net (Loss) Income Attributable to AllianceBernstein Unitholders	$(193,458)	$50,168	$(65,581)	$162,217
Income Taxes	6,005	7,243	27,687	28,059
Net (Loss) Income	(199,463)	42,925	(93,268)	134,158

Additional Equity in Earnings of Operating Partnership (1)	-	364	-	1,640
Net (Loss) Income - Diluted	$(199,463)	$43,289	$(93,268)	$135,798
Diluted Net (Loss) Income per Unit	$(1.97)	$0.42	$(0.90)	$1.32
Distribution per Unit	$0.12	$0.42	$1.14	$1.31

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units		Weighted Average Units
	Period End	Three Months Ended 12/31/11		Twelve Months Ended 12/31/11
	Units	Basic	Diluted	Basic	Diluted
AllianceBernstein L.P.	277,847,588	277,969,900	277,969,900	278,018,193	278,018,204
AllianceBernstein Holding L.P.	105,173,342	101,420,761	101,420,761	103,287,629	103,287,640

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  Dec 31, 2011
($ billions)

Ending and Average	Three Months Ended
	12/31/11	12/31/10
Ending Assets Under Management	$405.9	$478.0
Average Assets Under Management	$410.9	$480.2

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$224.1	$109.8	$68.1	$402.0
Sales/New accounts	6.1	7.1	1.7	14.9
Redemptions/Terminations	(13.0)	(9.2)	(3.2)	(25.4)
Net Cash Flows	(1.0)	(1.7)	-	(2.7)
Net Flows	(7.9)	(3.8)	(1.5)	(13.2)
Acquisition(1)	-	0.2	-	0.2
Investment Performance	7.7	6.4	2.8	16.9
End of Period	$223.9	$112.6	$69.4	$405.9

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other	(3)	Total
Beginning of Period	$87.0	$44.8	$213.5	$56.7		$402.0
Sales/New accounts	1.5	1.4	7.8	4.2		14.9
Redemptions/Terminations	(11.1)	(4.8)	(9.1)	(0.4)		(25.4)
Net Cash Flows	(2.3)	(0.8)	2.0	(1.6)		(2.7)
Net Flows	(11.9)	(4.2)	0.7	2.2		(13.2)
Acquisition(1)	-	-	0.2	-		0.2
Investment Performance	5.7	3.6	3.2	4.4		16.9
End of Period(2)	$80.8	$44.2	$217.6	$63.3		$405.9

(1) In the fourth quarter 2011, AB acquired Taiwan International Investment Co.
(2) Approximately $44 billion in Blend Strategies AUM are reported in their respective services.
(3) Includes index, structured, asset allocation services and certain other alternative investments.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$129.6	$71.5	$67.8	$268.9
Non-U.S. Clients	94.3	41.1	1.6	137.0
Total	$223.9	$112.6	$69.4	$405.9

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10

Net Revenues, GAAP basis	$624,978	$641,529	$727,994	$755,390	$777,561	$757,567
Exclude:
Deferred compensation-related investment (gains) losses	(9,386)	37,840	1,588	(9,740)	(16,677)	(36,013)
Deferred compensation-related dividends and interest	(2,226)	(982)	(524)	(632)	(3,963)	(830)
90% of consolidated venture capital fund investment losses (gains)	3,116	18,306	6,302	8,054	(7,570)	(2,056)
Distribution-related payments	(73,048)	(76,323)	(78,557)	(74,756)	(76,411)	(72,501)
Amortization of deferred sales commissions	(8,292)	(9,186)	(9,871)	(10,326)	(11,349)	(11,780)
Pass-through fees & expenses	(7,598)	(8,894)	(9,987)	(8,624)	(9,762)	(8,933)
Adjusted Net Revenues	$527,544	$602,290	$636,945	$659,366	$651,829	$625,454

Operating (Loss) Income, GAAP basis	$(540,246)	$77,716	$115,626	$138,435	$153,751	$57,480
Exclude:
Deferred compensation-related investment (gains) losses	(9,386)	37,840	1,588	(9,740)	(16,677)	(36,013)
Deferred compensation-related dividends and interest	(2,226)	(982)	(524)	(632)	(3,963)	(830)
Deferred compensation-related mark-to-market vesting (credit) expense	(2,925)	(24,302)	908	6,894	7,358	14,158
Deferred compensation-related dividends and interest expense	806	1,572	1,196	1,480	6,317	731
Deferred compensation charge	587,131	-	-	-	-	-
Net impact of deferred compensation-related items	573,400	14,128	3,168	(1,998)	(6,965)	(21,954)
Real estate charge	294	6,905	18	18	116	89,598
Insurance proceeds	-	(10,691)	-	-	-	-
Non-GAAP adjustments - subtotal	573,694	10,342	3,186	(1,980)	(6,849)	67,644

Net (loss) income of consolidated entities attributable to non-controlling interests	(3,552)	(18,445)	(6,756)	(8,046)	7,873	2,919
Adjusted Operating Income	$37,000	$106,503	$125,568	$144,501	$139,029	$122,205

Operating Margin, GAAP basis excl. non-controlling interests	n/m	15.0%	16.8%	19.4%	18.8%	7.2%

Adjusted Operating Margin	7.0%	17.7%	19.7%	21.9%	21.3%	19.5%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Diluted Net (Loss) Income, GAAP basis	$(199,463)	$27,003	$35,653	$43,923	$43,289	$12,384
Impact of AllianceBernstein L.P. non-GAAP adjustments	206,341	3,773	1,162	(722)	(2,451)	24,190
Adjusted Diluted Net Income	$6,878	$30,776	$36,815	$43,201	$40,838	$36,574

Diluted Net (Loss) Income per Unit, GAAP basis	$(1.97)	$0.26	$0.34	$0.42	$0.42	$0.12
Impact of AllianceBernstein L.P. non-GAAP adjustments	2.04	0.04	0.01	(0.01)	(0.02)	0.24
Adjusted Diluted Net Income per Unit	$0.07	$0.30	$0.35	$0.41	$0.40	$0.36

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Twelve Months Ended December 31,
$ thousands, unaudited	2011	2010
Net Revenues, GAAP basis	$2,749,891	$2,948,557
Exclude:
Deferred compensation-related investment losses (gains)	20,302	(27,053)
Deferred compensation-related dividends and interest	(4,364)	(6,513)
90% of consolidated venture capital fund investment losses	35,778	16,527
Distribution-related payments	(302,684)	(286,676)
Amortization of deferred sales commissions	(37,675)	(47,397)
Pass-through fees & expenses	(35,103)	(32,684)
Adjusted Net Revenues	$2,426,145	$2,564,761

Operating (Loss) Income, GAAP basis	$(208,469)	$458,862
Exclude:
Deferred compensation-related investment losses (gains)	20,302	(27,053)
Deferred compensation-related dividends and interest	(4,364)	(6,513)
Deferred compensation-related mark-to-market vesting (credit)	(19,425)	2,791
Deferred compensation-related dividends and interest expense	5,054	8,540
Deferred compensation charge	587,131	-
Net impact of deferred compensation-related items	588,698	(22,235)
Real estate charges	7,235	101,698
Insurance proceeds	(10,691)	-
Non-GAAP adjustments - subtotal	585,242	79,463
Include:
Net (loss) of consolidated entities attributable to non-controlling interests	(36,799)	(15,320)
Adjusted Operating Income	$413,572	$553,645
Operating Margin, GAAP basis incl. non-controlling interests	n/m	16.1%
Adjusted Operating Margin	17.0%	21.6%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Twelve Months Ended December 31,
$ thousands except per Unit amounts, unaudited	2011	2010

Net (Loss) Income - Diluted, GAAP basis	$(93,268)	$135,798
Impact of AllianceBernstein L.P. non-GAAP adjustments	210,891	28,378
Net Income - Diluted, as adjusted	$117,623	$164,176

Diluted Net (Loss) Income per Unit, GAAP basis	$(0.90)	$1.32
Impact of AllianceBernstein L.P. non-GAAP adjustments	2.04	0.28
Diluted Net Income per Unit, as adjusted	$1.14	$1.60

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, essentially offset distribution revenues earned by the company.  Beginning in the first quarter of 2011, we also excluded additional pass-through expenses we incur (primarily through our transfer agent) that are reimbursed and recorded as fees in revenues.  These fees have no impact on operating income but they do have an impact on our operating margin.  As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) deferred compensation charges, (3) real estate charges, (4) insurance proceeds, and (5) the net (loss) or income of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet.  The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period.  U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense.  This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period.  Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset.  Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period.  The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments. In the fourth quarter of 2011, we implemented changes to our employee long-term incentive compensation award program. This resulted in a one-time, non-cash charge that is not considered part of our core operating results.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

In the third quarter of 2011, we received significant insurance proceeds from the settlement of a claim that are not considered part of our core operating results.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

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Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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